UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
September 28, 2011

RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 28, 2011, the Board of Directors (the “Board”) of Rent-A-Center, Inc. (the “Company”) approved amendments to and a restatement of the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), which were effective immediately upon their adoption. The amendments remove references to Rule 14a-11 of the Securities Exchange Act of 1934 from certain provisions of Article I of the Bylaws regarding advance notice of stockholder business and stockholder nominations for directors. The amendments were made as a result of the announcement by the Securities and Exchange Commission of its decision to vacate such rule.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by this reference.
Item 8.01 Other Events.
On September 28, 2011, the Company issued a press release announcing that the Board declared a cash dividend in the amount of $0.16 per share payable on October 26, 2011, to common stockholders of record as of the close of business on October 10, 2011.
The press release containing these announcements is furnished as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

3.1	Amended and Restated Bylaws, dated September 28, 2011.

99.1	Press Release issued on September 28, 2011 by Rent-A-Center, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: September 29, 2011	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws, dated September 28, 2011

99.1	Press Release issued on September 28, 2011 by Rent-A-Center, Inc.